Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

Confidential material has been separately filed with the Securities and Exchange Commission under an application for confidential treatment. Terms for which confidential treatment has been requested have been omitted and marked with an asterisk [*].

PURCHASE AGREEMENT
Dated as of May 9, 2005

HIGHLAND UNDERTAKINGS, LLC

DYNEX CAPITAL, INC.,
MSC I, L.P.,
MERIT SECURITIES CORPORATION
and
ISSUED HOLDINGS CAPITAL CORPORATION,

PURCHASE OF
THE OUTSTANDING CAPITAL STOCK OF
ISSUER HOLDING CORP.
and
CERTAIN ASSETS OF
MSC I, L.P.
and
MERIT SECURITIES CORPORATION

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the "Agreement") is made as of May 9, 2005 among HIGHLAND UNDERTAKINGS, LLC, a Nevis limited liability company (together with its successors and assigns, "Highland"), DYNEX CAPITAL, INC., a Virginia corporation (together with its successors and assigns, "Dynex"), MSC I, L.P., a Virginia limited partnership (together with its successors and assigns, "MSC"), MERIT SECURITIES CORPORATION, a Virginia corporation (together with its successors and assigns, "MERIT"), and ISSUED HOLDINGS CAPITAL CORPORATION, a Virginia corporation (together with its successors and assigns, "IH Capital").

RECITALS

WHEREAS, Dynex desires to sell to Highland, and Highland desires to purchase from Dynex, in each case on the terms and conditions set forth in this Agreement, all of the issued and outstanding capital stock of Issuer Holding Corp., a Virginia corporation (together with its successors and assigns, "IHC");

WHEREAS, MSC desires to sell to IHC, and Highland desires to cause IHC to purchase from MSC, in each case immediately after the sale of all of the issued and outstanding capital stock of IHC by Dynex to Highland and on the terms and conditions set forth in this Agreement, the Class B-3 Bonds (as defined below);

WHEREAS, MERIT desires to sell to IHC, and Highland desires to cause IHC to purchase from MERIT, in each case immediately after the sale of all of the issued and outstanding capital stock of IHC by Dynex to Highland and on the terms and conditions set forth in this Agreement, the Redemption Rights (as defined below); and

WHEREAS, IH Capital desires to enter into with IHC, and Highland desires to cause IHC to enter into with IH Capital, in each case as soon as practicable after the sale of all of the issued and outstanding capital stock of IHC by Dynex to Highland and on the terms and conditions set forth in this Agreement, the Derivative Transaction (as defined below);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE ONE
DEFINITIONS AND USAGE

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Section 1.1 Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below:

"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the first Person or any Subsidiary of the first Person; provided, however, that a Person shall be deemed to control another Person if the controlling Person owns 51% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

"Available Surplus" means (i) all amounts, if any, able to be released to MERIT from the surplus account for the Series 11 Bonds pursuant to Section 7(i) of the Series 11 Supplement and (ii) all amounts, if any, able to be withdrawn by MERIT from the surplus account for the Series 12-1 Bonds pursuant to Section 12.07(d) of the Base Indenture.

"Available Surplus Documents" means the documents identified on Schedule 1.1A.

"Base Indenture" means the Indenture dated as of November 1, 1994, as amended, between MERIT and the Trustee.

"Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in Richmond, Virginia or Delray Beach, Florida are authorized by law to be closed for business.

"Class Action Lawsuit" means the securities class action lawsuit filed in the United States District Court for the Southern District of New York by Teamsters Local 445 Freight Division Pension Fund against Dynex and certain other defendants named therein, as such lawsuit may be amended from time to time.

"Class B-3 Bond Documents" means the documents identified on Schedule 1.1B.

"Class B-3 Bonds" means the MERIT Securities Corporation Collateralized Bonds, Series 11, Class B-3, due September 28, 2032 issued on May 28, 1998 with an aggregate initial principal balance of $20,000,000 (certain of the terms of which were amended pursuant to Supplemental Indenture No. 2 to the Series 11 Supplement) owned by MSC.

"Class B-3 Bond Assignments" means the First Bond Assignment and the Second Bond Assignment.

"Class B-3 Bonds Purchase Price" has the meaning set forth in Section 3.4.

"Closing Date" has the meaning set forth in Section 2.1.

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"Code" means the Internal Revenue Code of 1986.

"Consent" means any approval, consent, ratification, waiver or other authorization.

"Contemplated Transactions" means the transactions contemplated by this Agreement.

"Contract" means any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Damages" has the meaning set forth in Section 14.2.

"Derivative Payment Agreement" means an Agreement among IH Capital, Dynex and IHC (Post-Sale) substantially in the form of Exhibit 1.1D.

"Derivative Transaction" means the transaction contemplated by the Derivative Payment Agreement.

"Dynex" has the meaning set forth in the preamble to this Agreement.

"Dynex Closing Documents" means the IHC Stock Endorsement Certificate, the documents described in Sections 2.4(iv) and (v) and each other agreement to be executed or delivered by Dynex at the First Closing.

"Dynex Company" means each of Dynex, IH Capital, MSC and MERIT.

"Dynex Indemnified Persons" has the meaning set forth in Section 14.3.

"Escrow Agent" means a financial institution reasonably acceptable to IH Capital and Highland.

"Event of Default" means (i) an Event of Default with respect to the Public Bonds (as such terms are defined in the Series 11 Supplement), (ii) an Event of Default with respect to the Private Bonds (as such terms are defined in the Series 11 Supplement) or (iii) an Event of Default with respect to the Bonds (as such terms are defined in the Series 12-1 Supplement).

"Exchange Act" means the Securities Exchange Act of 1934.

"Financial Statements" has the meaning set forth in Section 5.10.

"First Bond Assignment" means an Assignment substantially in the form of Exhibit 1.1B.

"First Closing" has the meaning set forth in Section 2.1.

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"GAAP" means United States generally accepted accounting principles applied on a consistent basis.

"Governmental Authorization" means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body.

"Governmental Body" means any (i) nation, state, county, city, town, borough, village, district or other jurisdiction, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers), (iv) multinational organization or body, (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power or (vi) official of any of the foregoing.

"Highland" has the meaning set forth in the preamble to this Agreement.

"Highland Indemnified Persons" has the meaning set forth in Section 14.2.

"IH Capital" has the meaning set forth in the preamble to this Agreement.

"IH Capital Closing Documents" means the Derivative Payment Agreement and each other agreement to be executed or delivered by IH Capital at the Third Closing.

"IHC" has the meaning set forth in the recitals to this Agreement.

"IHC (Post-Sale)" means IHC after giving effect to the sale of the IHC Stock by Dynex to Highland pursuant to this Agreement.

"IHC Stock" means all of the issued and outstanding capital stock of IHC.

"IHC Stock Endorsement Certificate" means an Endorsement Certificate substantially in the form of Exhibit 1.1A.

"IHC Stock Purchase Price" has the meaning set forth in Section 2.3.

"Indemnified Person" has the meaning set forth in Section 14.4(a).

"Indemnifying Person" has the meaning set forth in Section 14.4(a).

"Knowledge" means, with respect to any Dynex Company, (i) the actual knowledge, after due inquiry, of any of the executive officers, the chief accounting officer or the chief legal officer of such Dynex Company and (ii) knowledge of any other fact or circumstance that would have or should have come to the attention of any of the individuals identified in

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clause (i) in the course of discharging his or her duties in a reasonable and prudent manner consistent with sound business practices.

"Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, rule, Order, Governmental Authorization, statute or treaty.

"Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

"Lien" means, with respect to any asset, any lien, pledge, charge, security interest, or other encumbrance of any kind in respect of that asset, including, in the case of any security or other equity interest, any right of first refusal or any restriction on voting, transfer, the receipt of income or the exercise of any other attribute of ownership.

"Material" means (i) with respect to any event, condition, statement or other circumstance of similar import applicable to any Dynex Company, a material adverse effect on the validity, value or existence of IHC, the IHC Stock, the Class B-3 Bonds, the Redemption Rights or the Available Surplus or on the ability of such Dynex Company to consummate the Contemplated Transactions, and (ii) with respect to any event, condition, statement or other circumstance of similar import applicable to Highland, a material adverse effect on the ability of Highland to consummate the Contemplated Transactions.

"MERIT" has the meaning set forth in the preamble to this Agreement.

"MERIT Closing Documents" means the Redemption Rights Agreement and each other agreement to be executed or delivered by MERIT at the Second Closing.

"MSC" has the meaning set forth in the preamble to this Agreement.

"MSC Closing Documents" means the Class B-3 Bond Assignments and each other agreement to be executed or delivered by MSC at the Second Closing or the Third Closing.

"Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

"Person" means (i) an individual or (ii) an entity, including a corporation (either non-profit or other), partnership (either limited or general), joint venture, limited liability company, trust, estate or other unincorporated association, whether or not a legal entity.

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or

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informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Redemption Rights" means the Series 11 Redemption Rights and the Series 12-1 Redemption Rights.

"Redemption Rights Agreement" means an Agreement between MERIT and IHC (Post-Sale) substantially in the form of Exhibit 1.1C.

"Redemption Rights Documents" means the documents identified on Schedule 1.1C.

"Redemption Rights Purchase Price" has the meaning set forth in Section 3.4.

"Representative" means, with respect to any Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

"Second Bond Assignment" means an Assignment substantially in the form of Exhibit 1.1E.

"Second Closing" has the meaning set forth in Section 3.1.

"Series 11 Bonds" means the MERIT Securities Corporation Collateralized Bonds, Series 11.

"Series 11 Redemption Rights" means MERIT's right to redeem one or more classes of the Series 11 Bonds outstanding as of the date of this Agreement pursuant to Section 9 of the Series 11 Supplement, including, without limitation, MERIT's right to cause any such redeemed bonds to remain outstanding (it being understood that MERIT has the right to redeem only those Series 11 Bonds identified on Schedule 1.1D).

"Series 11 Supplement" means the Series 11 Supplement dated as of May 1, 1998 to the Base Indenture between MERIT, as Issuer, and the Trustee, as further supplemented by (i) Supplemental Indenture No. 1 dated as of April 1, 2000 between MERIT, as Issuer, and the Trustee and (ii) Supplemental Indenture No. 2 dated as of July 1, 2001 between MERIT, as Issuer, and the Trustee.

"Series 12-1 Bonds" means the MERIT Securities Corporation Collateralized Bonds, Series 12-1.

"Series 12-1 Redemption Rights" means MERIT's right to redeem one or more classes of the Series 12-1 Bonds outstanding as of the date of this Agreement pursuant to Section 9 of the Series 12-1 Supplement, including, without limitation, MERIT's right to cause any such redeemed bonds to remain outstanding (it being understood that MERIT has the right to redeem only those Series 12-1 Bonds identified on Schedule 1.1D).

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"Series 12-1 Supplement" means the Series 12-1 Supplement dated as of March 1, 1999 to the Base Indenture between MERIT, as Issuer, and the Trustee.

"Subsidiary" means, with respect to any Person, any other Person of which the first Person owns, directly or indirectly, securities or other interests having the power to elect a majority of the other Person's board of directors or similar governing body or otherwise having the power to direct or cause the direction of the management or policies of the other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred).

"Tax" means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

"Tax Return" means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Third Closing" has the meaning set forth in Section 4.1.

"Third Party" means a Person who is not a party to this Agreement.

"Third-Party Claim" means a claim against an Indemnified Person by a Third Party, whether or not involving a Proceeding.

"Trustee" means JPMorgan Chase Bank, a New York banking corporation (formerly known as The Chase Manhattan Bank and successor by merger to Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association)), as Trustee.
Section 1.2 Interpretation. In this Agreement, unless a clear contrary intention appears:

(i) any reference to days means calendar days unless otherwise specified, and any day or deadline or end of a time period hereunder which falls on a day other than

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a Business Day shall be deemed to refer to the first Business Day following such day or deadline or end of the time period, as the case may be;

(ii) any reference to an article, section, exhibit or schedule means an article or section of, or exhibit or schedule attached to, this Agreement, as the case may be, and all article and section headings are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement;

(iii) any reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and any reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(iv) the word "including" means without limitation, the word "or" is not exclusive and is used in the inclusive sense of "and/or" and the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole; and

(v) any reference to any document, instrument or agreement shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto, and all words will be construed to be of such gender or number as the circumstances require.
Section 1.3 Accounting Terms And Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.
Section 1.4 Legal Representation Of The Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against a party shall not apply to any construction or interpretation hereof.

ARTICLE TWO
SALE OF IHC STOCK; FIRST CLOSING
Section 2.1 First Closing. The purchase and sale of the IHC Stock provided for in this Agreement (the "First Closing") will take place (i) at the offices of McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219, at 10:30 A.M. (local time) on the later of May 9, 2005 and the third Business Day following the date on which the last of the conditions set forth in Article Twelve and Article Thirteen have been satisfied or waived by the party entitled to waive the same or (ii) at such other place, time and date (if any) to which the parties may mutually agree (the "Closing Date").
Section 2.2 Sale Of IHC Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the First Closing, Dynex will sell, assign, transfer and otherwise convey to Highland, and Highland will purchase and acquire from Dynex, in each case free and clear of any Lien, the IHC Stock. Highland will not assume any Liability of Dynex or any other Person in connection with such sale.

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Section 2.3 IHC Stock Purchase Price. The purchase price for the IHC Stock (the "IHC Stock Purchase Price") will be $[*].
Section 2.4 First Closing Obligations (Dynex). At the First Closing, Dynex will deliver to Highland:

(i) an executed copy of a lost stock certificate affidavit (or other similar agreement) relating to the loss of stock certificate #1, issued on September 4, 1996 and registered in the name of Resource Mortgage Capital, Inc. (predecessor-in-interest to Dynex), representing the IHC Stock and indemnifying IHC in connection with such loss;

(ii) stock certificate #2, issued on April 20, 2005 and registered in the name of Dynex, representing the IHC Stock;

(iii)  a copy of the IHC Stock Endorsement Certificate executed by Dynex, with signature guaranteed by a commercial bank or trust company or by a member firm of a national securities exchange with all required stock transfer stamps affixed or provided for;
(iv) an executed copy of each bill of sale, contribution agreement or other transfer document pursuant to which, in each case immediately before the sale of the IHC Stock to Highland, IHC shall have transferred to Dynex all of the assets of IHC (other than the books and records relating to the Financial Statements) and Dynex shall have contributed such assets to IH Capital;

(v) an executed copy of an assignment and assumption agreement (or other similar agreement) between IHC and IH Capital pursuant to which, in each case immediately before the sale of the IHC Stock to Highland, IHC shall have assigned to IH Capital all covenants, obligations and other Liabilities of IHC and IH Capital shall have assumed all of such covenants, obligations and other Liabilities;

(vi) a certificate executed by Dynex to the effect that, except as otherwise stated in such certificate, each of Dynex' representations and warranties in this Agreement was accurate in all Material respects as of the date of this Agreement and is accurate in all Material respects as of the Closing Date as if made on the Closing Date; and

(vii) resignation letters signed by those officers and directors of IHC who were serving immediately prior to the time of the First Closing.

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Section 2.5 First Closing Obligations (Highland). At the First Closing, Highland will:

(i) deliver to Dynex a certificate executed by Highland to the effect that, except as otherwise stated in such certificate, each of Highland's representations and warranties in this Agreement was accurate in all Material respects as of the date of this Agreement and is accurate in all Material respects as of the Closing Date as if made on the Closing Date; and

(ii) pay to Dynex the IHC Stock Purchase Price in immediately available funds by wire transfer to a bank account specified by Dynex.

ARTICLE THREE
SALE OF CLASS B-3 BONDS;
SALE OF REDEMPTION RIGHTS; SECOND CLOSING
Section 3.1 Second Closing. The purchase and sale of the Class B-3 Bonds and the Redemption Rights provided for in this Agreement (the "Second Closing") will take place at the offices of McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219 immediately after the First Closing.
Section 3.2 Sale Of Class B-3 Bonds. Upon the terms and subject to the conditions set forth in this Agreement, at the Second Closing, MSC will sell, assign, transfer and otherwise convey to IHC (Post-Sale), and IHC (Post-Sale) will purchase and acquire from MSC, in each case free and clear of any Lien, the Class B-3 Bonds. IHC (Post-Sale) will not assume any Liability of MSC or any other Person in connection with such sale.

Section 3.3 Sale Of Redemption Rights. Upon the terms and subject to the conditions set forth in this Agreement, at the Second Closing, MERIT will sell, assign, transfer and otherwise convey to IHC (Post-Sale), and IHC (Post-Sale) will purchase and acquire from MERIT, in each case free and clear of any Lien, the Redemption Rights. IHC (Post-Sale) will not assume any Liability of MERIT or any other Person in connection with such sale.
Section 3.4 Purchase Price. The purchase price for the Class B-3 Bonds (the "Class B-3 Bonds Purchase Price") will be $[*]. The purchase price for the Redemption Rights (the "Redemption Rights Purchase Price") will be $[*].
Section 3.5 Second Closing Obligations (MSC). At the Second Closing, MSC will deliver to Highland:
(i) evidence satisfactory to Highland and its legal counsel that the Class B-3 Bonds are held in account #25222035 maintained with Wachovia Bank, N.A.;

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(ii) the First Bond Assignment and such other instruments of conveyance with respect to $12,000,000 in initial principal balance of the Class B-3 Bonds as may reasonably be requested by Highland, each in form and substance satisfactory to Highland and its legal counsel and executed by MSC;

(iii) an irrevocable instruction letter substantially in the form of Exhibit 3.5 executed by or at the direction of MSC with respect to $12,000,000 in initial principal balance of the Class B-3 Bonds; and

(iv) a certificate executed by MSC to the effect that, except as otherwise stated in such certificate, each of MSC's representations and warranties in this Agreement was accurate in all Material respects as of the date of this Agreement and is accurate in all Material respects as of the Closing Date as if made on the Closing Date.
Section 3.6 Second Closing Obligations (MERIT). At the Second Closing, MERIT will deliver to Highland:

(i) the Redemption Rights Agreement and such other instruments of conveyance with respect to the Redemption Rights as may reasonably be requested by Highland, each in form and substance satisfactory to Highland and its legal counsel and executed by MERIT; and

(ii) a certificate executed by MERIT to the effect that, except as otherwise stated in such certificate, each of MERIT's representations and warranties in this Agreement was accurate in all Material respects as of the date of this Agreement and is accurate in all Material respects as of the Closing Date as if made on the Closing Date.

Section 3.7 Second Closing Obligations (Highland). At the Second Closing, Highland will:

(i) deliver to each of MSC and MERIT a certificate executed by Highland to the effect that, except as otherwise stated in such certificate, each of Highland's representations and warranties in this Agreement was accurate in all Material respects as of the date of this Agreement and is accurate in all Material respects as of the Closing Date as if made on the Closing Date;

(ii) cause to be paid to MSC the Class B-3 Bonds Purchase Price in immediately available funds by wire transfer to a bank account specified by MSC; and

(iii) cause to be paid to MERIT the Redemption Rights Purchase Price in immediately available funds by wire transfer to a bank account specified by MERIT.

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ARTICLE FOUR
DERIVATIVE TRANSACTION; THIRD CLOSING

Section 4.1 Third Closing. The execution and delivery of the Derivative Payment Agreement provided for in this Agreement (the "Third Closing") will take place at the offices of McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219 immediately after the Second Closing.

Section 4.2 Third Closing Obligations (IH Capital). At the Third Closing, IH Capital will deliver to Highland:

(i) the Derivative Payment Agreement in form and substance satisfactory to Highland and its legal counsel and executed by IH Capital; and

(ii) a certificate executed by IH Capital to the effect that, except as otherwise stated in such certificate, each of IH Capital's representations and warranties in this Agreement was accurate in all Material respects as of the date of this Agreement and is accurate in all Material respects as of the date of the Third Closing as if made on such date.

Section 4.3 Third Closing Obligations (MSC). At the Third Closing, MSC will deliver to Highland:

(i) the Second Bond Assignment and such other instruments of conveyance with respect to $8,000,000 in initial principal balance of the Class B-3 Bonds as may reasonably be requested by Highland, each in form and substance satisfactory to Highland and its legal counsel and executed by MSC; and

(ii) an irrevocable instruction letter substantially in the form of Exhibit 4.3 executed by or at the direction of MSC with respect to $8,000,000 in initial principal balance of the Class B-3 Bonds.

Section 4.4 Third Closing Obligations (Highland). At the Third Closing, Highland will:

(i) cause to be delivered to IH Capital the Derivative Payment Agreement in form and substance satisfactory to IH Capital and its legal counsel and executed by IHC (Post-Sale);

(ii) cause to be delivered to IH Capital a power of attorney executed by IHC (Post-Sale) appointing IH Capital as IHC (Post-Sale)'s attorney-in-fact for the limited purpose of continuing or terminating the financing statements attached as Schedule 5.11 (it being understood that the parties intend that IHC (Post-Sale) not have any right, title or interest in, to or under the property subject to such financing statements);

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(iii) deliver to IH Capital a certificate executed by Highland to the effect that, except as otherwise stated in such certificate, each of Highland's representations and warranties in this Agreement was accurate in all Material respects as of the date of this Agreement and is accurate in all Material respects as of the date of the Third Closing as if made on such date; and

(iv) cause to be paid to IH Capital $[*] in immediately available funds by wire transfer to a bank account specified by IH Capital.

ARTICLE FIVE
REPRESENTATIONS AND WARRANTIES OF DYNEX

Dynex represents and warrants to Highland as follows:
Section 5.1 Organization; Good Standing (Dynex). Dynex is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all necessary corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Dynex has delivered to Highland complete and correct copies of its articles of incorporation and bylaws as currently in effect.
Section 5.2 Organization; Good Standing (IHC). IHC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all necessary corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. IHC is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Dynex has delivered to Highland complete and correct copies of the articles of incorporation and bylaws of IHC as currently in effect.
Section 5.3 Authority; Enforceability. Dynex has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Dynex Closing Documents and to perform its obligations under this Agreement and the Dynex Closing Documents, and such action has been duly authorized by all necessary corporate action. Assuming the valid and binding effect on the other parties, this Agreement constitutes the legal, valid and binding obligation of Dynex, enforceable against Dynex in accordance with its terms, except that such enforcement may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and to legal and equitable limitations on the enforceability of specific remedies. Upon the execution and delivery by Dynex of the Dynex Closing Documents, and, assuming the valid and binding effect of such documents on the other parties thereto, each of the Dynex Closing Documents will constitute the legal, valid and binding obligation of Dynex, enforceable against Dynex in accordance with its terms, except that such enforcement

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may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and to legal and equitable limitations on the enforceability of specific remedies.
Section 5.4 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), (i) conflict with or violate any provision of the articles of incorporation or bylaws of Dynex or IHC or any resolution adopted by the board of directors or shareholders of Dynex or IHC, (ii) conflict with, violate, result in a breach of, constitute a default under, give any Person the right to challenge any of the Contemplated Transactions under or give any Person the right to exercise any remedy or obtain any relief under any Legal Requirement or Order to which Dynex or IHC may be subject, (iii) conflict with, violate, result in a breach of or constitute a default under any Contract to which Dynex or IHC is a party or by which Dynex or IHC is bound or (iv) result in the imposition or creation of any Lien on or with respect to the IHC Stock or IHC, other than, in the case of clause (ii) or (iii), any such conflict, violation, breach or default that could not reasonably be expected to have a Material adverse effect.
Section 5.5 No Consents. Neither Dynex nor IHC is or will be required to give any notice to or obtain any Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 5.6 No Proceedings. Except for the Class Action Lawsuit and as disclosed on Schedule 5.6, there is no pending or, to the Knowledge of Dynex, threatened Proceeding (i) that has been commenced by or against Dynex that would reasonably be expected to have a Material adverse effect on Dynex or that otherwise relates to or may affect the IHC Stock or IHC, (ii) that has been commenced by or against IHC or that otherwise relates to or may affect the IHC Stock or IHC or (iii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Dynex, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as the basis for the commencement of any Proceeding related directly to the IHC Stock. Dynex has delivered to Highland or its Representatives copies of all pleadings and all Material correspondence and other documents relating to the Class Action Lawsuit since the date that such suit was filed (except to the extent such delivery would jeopardize Dynex's attorney-client privilege in connection with the Class Action Lawsuit).
Section 5.7 No Orders. Neither Dynex nor IHC is subject to any Order that relates to or may affect the IHC Stock or IHC or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. Neither Dynex nor IHC has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding the potential or proposed issuance of any such Order.

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Section 5.8 Books And Records. The books of account, minute books, stock record books and other records of IHC, all of which have been made available to Highland, are complete and correct in all Material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether IHC is subject to that provision), including the maintenance of an adequate system of internal accounting controls. The minute books of IHC contain accurate and complete (in all Material respects) records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and any committees of the board of directors of IHC, and no meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books. At the First Closing, all of such books and records will be in the possession of IHC.
Section 5.9 Capitalization. The authorized equity securities of IHC consist of 10,000 shares of common stock, no par value, of which 10,000 shares are outstanding. All of the outstanding equity securities of IHC have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of IHC. None of the outstanding equity securities or other securities of IHC was issued in violation of the Securities Act of 1933, as amended, or any other Legal Requirement.
Section 5.10 Financial Statements. Dynex has delivered to Highland unaudited consolidated balance sheets of IHC as of December 31, 2003 and December 31, 2004 and the
related consolidated statements of income for the years then ended (collectively, the "Financial Statements"). To the Knowledge of Dynex, the Financial Statements fairly present in all material respects the financial condition and results of operations of IHC as of December 31, 2003 and December 31, 2004 and for the years then ended, all in accordance with GAAP consistently applied throughout such periods. The Financial Statements have been prepared from and are in accordance with the accounting records of IHC. IHC has also delivered to Highland copies of all letters from IHC's accountants to IHC's board of directors or the audit committee thereof during the twenty-four (24) months preceding the execution of this Agreement, together with copies of all responses thereto.
Section 5.11 Limited Assets; No Liabilities. IHC has no assets other than the books and records relating to the Financial Statements. IHC has no Liabilities (all Liabilities of IHC having been assumed by IH Capital). Except for the Liens evidenced by the financing statements attached as Schedule 5.11, there are no Liens on or with respect to any assets of IHC.
Section 5.12 The IHC Stock. Dynex is, and on the Closing Date will be, the record and beneficial owner and holder of the IHC Stock, free and clear of any Lien (and no legend or other reference to any purported Lien appears on any certificate representing the IHC Stock). Upon execution and delivery of the IHC Stock Endorsement Certificate and payment for the IHC Stock by Highland as provided in this Agreement, Highland will acquire good and valid title to the IHC Stock, free and clear of any Lien. Dynex is not a party to any agreement, understanding or arrangement relating to the IHC Stock other than this Agreement.

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Section 5.13 No Brokers Or Finders. Neither Dynex nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions or other similar payments in connection with this Agreement or the Contemplated Transactions.
Section 5.14 Accuracy Of Information. All written information provided by Dynex to Highland or its Representatives in connection with this Agreement or the Contemplated Transactions was true and correct in all Material respects as of the date provided, and such information did not contain as of the date provided any statement that was untrue in any Material respect or omit to state a Material fact necessary to make such information, in light of the circumstances in which it was provided, not misleading. Dynex does not have Knowledge of any fact that has specific application to the IHC Stock or IHC (other than general economic or industry conditions) and that may have a Material adverse effect on the IHC Stock or IHC that has not been set forth in this Agreement or otherwise provided to Highland or its Representatives in writing.

ARTICLE SIX
REPRESENTATIONS AND WARRANTIES OF MSC

MSC represents and warrants to Highland as follows:

Section 6.1 Organization; Good Standing. MSC is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all necessary power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. MSC has delivered to Highland complete and correct copies of its charter documents as currently in effect.

Section 6.2 Authority; Enforceability. MSC has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the MSC Closing Documents and to perform its obligations under this Agreement and the MSC Closing Documents, and such action has been duly authorized by all necessary partnership action. Assuming the valid and binding effect on the other parties, this Agreement constitutes the legal, valid and binding obligation of MSC, enforceable against MSC in accordance with its terms, except that such enforcement may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and to legal and equitable limitations on the enforceability of specific remedies. Upon the execution and delivery by MSC of the MSC Closing Documents, and assuming the valid and binding effect of such documents on the other parties thereto, each of the MSC Closing Documents will constitute the legal, valid and binding obligation of MSC, enforceable against MSC in accordance with its terms, except that such enforcement may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and to legal and equitable limitations on the enforceability of specific remedies.

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Section 6.3 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), (i) conflict with or violate any provision of the charter documents of MSC or any resolution adopted by the partners or general partner of MSC, (ii) conflict with, violate, result in a breach of, constitute a default under, give any Person the right to challenge any of the Contemplated Transactions under or give any Person the right to exercise any remedy or obtain any relief under any Legal Requirement or Order to which MSC may be subject, (iii) conflict with, violate, result in a breach of or constitute a default under any Contract to which MSC is a party or by which MSC is bound or (iv) result in the imposition or creation of any Lien on or with respect to the Class B-3 Bonds, other than, in the case of clause (ii) or (iii), any such conflict, violation, breach or default that could not reasonably be expected to have a Material adverse effect.

Section 6.4 No Consents. Except for the notices and Consents identified on Schedule 6.4, MSC is not required to give any notice to or obtain any Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

Section 6.5 No Proceedings. There is no pending or, to the Knowledge of MSC, threatened Proceeding (i) that has been commenced by or against MSC that relates to the Class B-3 Bonds or that may otherwise affect the Class B-3 Bonds or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of MSC, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as the basis for the commencement of any Proceeding related directly to the Class B-3 Bonds.

Section 6.6 No Orders. MSC is not subject to any Order that relates to or may affect the Class B-3 Bonds or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. MSC has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding the potential or proposed issuance of any such Order.

Section 6.7 The Class B-3 Bonds. MSC is, and on the Closing Date will be, the sole owner of the Class B-3 Bonds free and clear of any Lien. Upon execution and delivery of the Class B-3 Bond Assignments as provided in this Agreement, MSC will validly assign the Class B-3 Bonds to IHC (Post-Sale) and IHC (Post-Sale) will acquire the Class B-3 Bonds free and clear of any Lien not created by IHC (Post-Sale). MSC is not a party to any agreement, understanding or arrangement relating to the Class B-3 Bonds other than this Agreement.
Section 6.8 No Brokers Or Finders. Neither MSC nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions or other similar payments in connection with this Agreement or the Contemplated Transactions.

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Section 6.9 Accuracy Of Information. All written information provided by MSC to Highland or its Representatives in connection with this Agreement or the Contemplated Transactions was true and correct in all Material respects as of the date provided, and such information did not contain as of the date provided any statement that was untrue in any Material respect or omit to state a Material fact necessary to make such information, in light of the circumstances in which it was provided, not misleading. MSC does not have Knowledge of any fact that has specific application to the Class B-3 Bonds (other than general economic or industry conditions) and that may have a Material adverse effect on the Class B-3 Bonds that has not been set forth in this Agreement or otherwise provided to Highland or its Representatives in writing.

ARTICLE SEVEN
REPRESENTATIONS AND WARRANTIES OF MERIT

MERIT represents and warrants to Highland as follows:
Section 7.1 Organization; Good Standing. MERIT is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all necessary corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. MERIT has delivered to Highland complete and correct copies of its articles of incorporation and bylaws as currently in effect.
Section 7.2 Authority; Enforceability. MERIT has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the MERIT Closing Documents and to perform its obligations under this Agreement and the MERIT Closing Documents, and such action has been duly authorized by all necessary corporate action. Assuming the valid and binding effect on the other parties, this Agreement constitutes the legal, valid and binding obligation of MERIT, enforceable against MERIT in accordance with its terms, except that such enforcement may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and to legal and equitable limitations on the enforceability of specific remedies. Upon the execution and delivery by MERIT of the MERIT Closing Documents, and assuming the valid and binding effect of such documents on the other parties thereto, each of the MERIT Closing Documents will constitute the legal, valid and binding obligation of MERIT, enforceable against MERIT in accordance with its terms, except that such enforcement may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and to legal and equitable limitations on the enforceability of specific remedies.
Section 7.3 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), (i) conflict with or violate any provision of the articles of incorporation or bylaws of MERIT or any resolution adopted by the

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board of directors or sole shareholder of MERIT, (ii) conflict with, violate, result in a breach of, constitute a default under, give any Person the right to challenge any of the Contemplated Transactions under or give any Person the right to exercise any remedy or obtain any relief under any Legal Requirement or Order to which MERIT may be subject, (iii) conflict with, violate, result in a breach of or constitute a default under any Contract to which MERIT is a party or by which MERIT is bound or (iv) result in the imposition or creation of any Lien on or with respect to the Redemption Rights, other than, in the case of clause (ii) or (iii), any such conflict, violation, breach or default that could not reasonably be expected to have a Material adverse effect.
Section 7.4 No Consents. Except for the notices and Consents identified on Schedule 7.4, MERIT is not required to give any notice to or obtain any Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 7.5 No Proceedings. Except for the Class Action Lawsuit and as disclosed on Schedule 5.6, there is no pending or, to the Knowledge of MERIT, threatened Proceeding (i) that has been commenced by or against MERIT that relates to the Redemption Rights or that may otherwise affect the Redemption Rights or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of MERIT, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as the basis for the commencement of any Proceeding related directly to the Redemption Rights.
Section 7.6 No Orders. MERIT is not subject to any Order that relates to or may affect the Redemption Rights or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. MERIT has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding the potential or proposed issuance of any such Order.
Section 7.7 The Class B-3 Bonds. The Class B-3 Bonds have been duly authorized, executed and delivered and are the legal, valid and binding obligations of MERIT enforceable against MERIT in accordance with their terms, except that such enforcement may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and to legal and equitable limitations on the enforceability of specific remedies.
Section 7.8 Class B-3 Bond Documents. The Class B-3 Bond Documents constitute all of the documents that govern or otherwise relate to the Class B-3 Bonds. MERIT and, to the Knowledge of MERIT, the Trustee have performed in all Material respects each obligation to be performed by them under the Class B-3 Bond Documents. Each of the Class B-3 Bond Documents is in full force and effect and constitutes the legal, valid and binding obligation of MERIT and, to the Knowledge of MERIT, the Trustee enforceable against MERIT and, to the Knowledge of MERIT, the Trustee in accordance with its terms, except that such enforcement may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization,

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fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and to legal and equitable limitations on the enforceability of specific remedies. MERIT or its Representatives have delivered to Highland or its Representatives true and complete copies of the Class B-3 Bond Documents as in effect on the date of this Agreement and the Closing Date. To the Knowledge of MERIT, no event or condition exists that constitutes or would constitute (with notice or lapse of time) an Event of Default.

Section 7.9 The Redemption Rights. MERIT is, and on the Closing Date will be, the holder of the Redemption Rights free and clear of any Lien. Upon execution and delivery of the Redemption Rights Agreement as provided in this Agreement, MERIT will validly assign the Redemption Rights to IHC (Post-Sale) and IHC (Post-Sale) will acquire the Redemption Rights free and clear of any Lien not created by IHC (Post-Sale) and will be entitled to enforce the Redemption Rights against all Persons. MERIT is not a party to any agreement, understanding or arrangement relating to the Redemption Rights other than this Agreement and the Redemption Rights Documents. All of the Series 11 Bonds and Series 12-1 Bonds that are subject to the Redemption Rights are identified on Schedule 1.1D.
Section 7.10 Redemption Rights Documents. The Redemption Rights Documents constitute all of the documents that govern or otherwise relate to the Redemption Rights. MERIT and, to the Knowledge of MERIT, the Trustee have performed in all Material respects each obligation to be performed by them under the Redemption Rights Documents. Each of the Redemption Rights Documents is in full force and effect and, assuming the valid and binding effect of such documents on the other parties thereto, constitutes the legal, valid and binding obligation of MERIT and, to the Knowledge of MERIT, the Trustee enforceable against MERIT and, to the Knowledge of MERIT, the Trustee in accordance with its terms, except that such enforcement may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and to legal and equitable limitations on the enforceability of specific remedies. MERIT or its Representatives have delivered to Highland or its Representatives true and complete copies of the Redemption Rights Documents as in effect on the date of this Agreement and the Closing Date. To the Knowledge of MERIT, no event or condition exists that constitutes or would constitute (with notice or lapse of time) an Event of Default.
Section 7.11 Available Surplus Documents. The Available Surplus Documents constitute all of the documents that govern or otherwise relate to the Available Surplus. MERIT and, to the Knowledge of MERIT, the Trustee have performed in all Material respects each obligation to be performed by them under the Available Surplus Documents. Each of the Available Surplus Documents is in full force and effect and, assuming the valid and binding effect of such documents on the other parties thereto, constitutes the legal, valid and binding obligation of MERIT and, to the Knowledge of MERIT, the Trustee enforceable against MERIT and, to the Knowledge of MERIT, the Trustee in accordance with its terms, except that such enforcement may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and to legal and equitable limitations on the enforceability of specific remedies. MERIT or its Representatives have delivered to Highland or its Representatives true and complete copies of

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the Available Surplus Documents as in effect on the date of this Agreement and the Closing Date.

Section 7.12 No Brokers Or Finders. Neither MERIT nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions or other similar payments in connection with this Agreement or the Contemplated Transactions.
Section 7.13 Accuracy Of Information. All written information provided by MERIT to Highland or its Representatives in connection with this Agreement or the Contemplated Transactions was true and correct in all Material respects as of the date provided, and such information did not contain as of the date provided any statement that was untrue in any Material respect or omit to state a Material fact necessary to make such information, in light of the circumstances in which it was provided, not misleading. MERIT does not have Knowledge of any fact that has specific application to the Redemption Rights (other than general economic or industry conditions) and that may have a Material adverse effect on the Redemption Rights that has not been set forth in this Agreement or otherwise provided to Highland or its Representatives in writing.

ARTICLE EIGHT
REPRESENTATIONS AND WARRANTIES OF IH CAPITAL

IH Capital represents and warrants to Highland as follows:

Section 8.1 Organization; Good Standing. IH Capital is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all necessary corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. IH
Capital has delivered to Highland complete and correct copies of its articles of incorporation and bylaws as currently in effect.

Section 8.2 Authority; Enforceability. IH Capital has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the IH Capital Closing Documents and to perform its obligations under this Agreement and the IH Capital Closing Documents, and such action has been duly authorized by all necessary corporate action. Assuming the valid and binding effect on the other parties, this Agreement constitutes the legal, valid and binding obligation of IH Capital, enforceable against IH Capital in accordance with its terms, except that such enforcement may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and to legal and equitable limitations on the enforceability of specific remedies. Upon the execution and delivery by IH Capital of the IH Capital Closing Documents, and assuming the valid and binding effect of such documents on the other parties thereto, each of the IH Capital Closing Documents will constitute the legal, valid and binding obligation of IH Capital, enforceable against IH Capital in accordance with its terms, except that

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such enforcement may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and to legal and equitable limitations on the enforceability of specific remedies.

Section 8.3 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), (i) conflict with or violate any provision of the articles of incorporation or bylaws of IH Capital or any resolution adopted by the board of directors or sole shareholder of IH Capital, (ii) conflict with, violate, result in a breach of, constitute a default under, give any Person the right to challenge any of the Contemplated Transactions under or give any Person the right to exercise any remedy or obtain any relief under any Legal Requirement or Order to which IH Capital may be subject, (iii) conflict with, violate, result in a breach of or constitute a default under any Contract to which IH Capital is a party or by which IH Capital is bound or (iv) result in the imposition or creation of any Lien on or with respect to the assets of IH Capital, other than, in the case of clause (ii) or (iii), any such conflict, violation, breach or default that could not reasonably be expected to have a Material adverse effect.

Section 8.4 No Consents. IH Capital is not required to give any notice to or obtain any Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

Section 8.5 No Proceedings. There is no pending or, to the Knowledge of IH Capital, threatened Proceeding (i) that has been commenced by or against IH Capital that relates to the Derivative Transaction or that may otherwise affect the Derivative Transaction or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of IH Capital, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as the basis for the commencement of any such Proceeding.

Section 8.6 No Orders. IH Capital is not subject to any Order that relates to or may affect the Derivative Transaction or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. IH Capital has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding the potential or proposed issuance of any such Order.

Section 8.7 No Brokers Or Finders. Neither IH Capital nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions or other similar payments in connection with this Agreement or the Contemplated Transactions.

Section 8.8 Accuracy Of Information. All written information provided by IH Capital to Highland or its Representatives in connection with this Agreement or the

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Contemplated Transactions was true and correct in all Material respects as of the date provided, and such information did not contain as of the date provided any statement that was untrue in any Material respect or omit to state a Material fact necessary to make such information, in light of the circumstances in which it was provided, not misleading. IH Capital does not have Knowledge of any fact that has specific application to the Derivative Transaction (other than general economic or industry conditions) and that may have a Material adverse effect on the interest of IHC (Post-Sale) under the Derivative Transaction that has not been set forth in this Agreement or otherwise provided to Highland or its Representatives in writing.

ARTICLE NINE
REPRESENTATIONS AND WARRANTIES OF HIGHLAND

Highland represents and warrants to each Dynex Company as follows:
Section 9.1 Organization; Good Standing. Highland is a limited liability company duly organized, validly existing and in good standing under the laws of the Island of Nevis and has all necessary limited liability company power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.
Section 9.2 Authority; Enforceability. Highland has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and such action has been duly authorized by all necessary limited liability company action. Assuming the valid and binding effect on the other parties, this Agreement constitutes the legal, valid and binding obligation of Highland, enforceable against Highland in accordance with its terms, except that such enforcement may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and to legal and equitable limitations on the enforceability of specific remedies.
Section 9.3 No Conflicts. Neither the execution and delivery by Highland of this Agreement nor the consummation or performance by Highland of any of the Contemplated Transactions will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to (i) any provision of the articles of organization, as amended, or operating agreement of Highland, (ii) any resolution adopted by the sole manager of Highland, (iii) any Legal Requirement or Order to which Highland may be subject, or (iv) any Contract to which Highland is a party or by which Highland may be bound.
Section 9.4 No Consents. Highland is not required to give any notice to or obtain any Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 9.5 No Proceedings. There is no pending or, to the knowledge of Highland, threatened Proceeding that challenges, or that may have the effect of preventing,

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delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the knowledge of Highland, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.
Section 9.6 No Orders. Highland is not subject to any Order that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. Highland has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding the potential or proposed issuance of any such Order.
Section 9.7 No Brokers Or Finders. Neither Highland nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions or other similar payments in connection with this Agreement or the Contemplated Transactions.
Section 9.8 Accuracy Of Information. All written information provided by Highland to any Dynex Company (or its Representatives) in connection with this Agreement or the Contemplated Transactions was true and correct in all Material respects as of the date provided, and such information did not contain as of the date provided any statement that was untrue in any Material respect or omit to state a Material fact necessary to make such information, in light of the circumstances in which it was provided, not misleading.

Section 9.9 Patriot Act. Highland, and all of its directors, officers, Affiliates, agents and employees, at all times has been in substantial compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, as amended, and the rules and regulations promulgated thereunder, as applicable to Highland and its assets and properties as well as the assets and properties of its Affiliates.

Section 9.10 Anti-Money Laundering Laws. Highland, and all beneficial owners of Highland, are in substantial compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the "Order") and other similar requirements applicable to Highland contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury ("OFAC") and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively referred to as the "Orders"). Neither Highland nor any beneficial owner of Highland (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the "Lists"), (ii) has been indicted or arrested for money laundering or for predicate crimes to money laundering or has been convicted or pled nolo contendere to charges involving money laundering or predicate crimes to money laundering, (iii) has been determined by competent authority to be subject to the prohibitions contained in the Orders or (iv) is owned or controlled by, or acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to

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be subject to the prohibitions contained in the Orders. Highland has not committed an offense under the St. Kitts & Nevis Proceeds of Crime Act, as amended, the entering into and performance of the Contemplated Transactions by Highland do not constitute a violation of the St. Kitts & Nevis Proceeds of Crime Act, as amended, or any other relevant statute and Highland is not subject to any investigation by the St. Kitts & Nevis Financial Intelligence Unit. The consideration for the Contemplated Transactions is not money or other property that is the proceeds of any crime or other illicit activity. Neither the execution and delivery by Highland of this Agreement nor the consummation or performance by Highland of any of the Contemplated Transactions will contravene, or subject any Dynex Company to any liability under, the Bank Secrecy Act, 31 U.S.C. §§5311-5330 and 31 C.F.R. Part 103.

Section 9.11 Knowledge of Risks. Highland, through its officers and advisors, has carefully evaluated the financial risk associated with the Contemplated Transactions and acknowledges that it fully understands and is knowledgeable about such risks. Highland understands that a substantial portion of the collateral securing the Series 11 Bonds and the Series 12-1 Bonds is comprised of "manufactured home loans" that are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans. Highland has such knowledge and experience in business and financial matters that it is capable of evaluating the Contemplated Transactions and the risks and merits inherent therein and of making informed decisions thereon. Highland has been given ample opportunity to ask questions of and receive answers from representatives of each Dynex Company concerning the nature and component elements generally used to assess the quality of the Series 11 Bonds (including the Class B-3 Bonds), the Series 12-1 Bonds, the Redemption Rights and the Available Surplus and to obtain additional information necessary to verify the accuracy of the information provided. Notwithstanding anything herein to the contrary, the Dynex Companies make no representation or warranty as to the realizable value of the Class B-3 Bonds, the Redemption Rights or the Available Surplus.

ARTICLE TEN
COVENANTS OF THE DYNEX COMPANIES
Section 10.1 Access And Investigation. Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Highland, each Dynex Company will, and will cause its Representatives (and Dynex will cause IHC and its Representatives), to, (i) afford Highland and its Representatives full access, during regular business hours, to such Dynex Company's personnel, Contracts, books and records and other documents and data that relate to the IHC Stock, IHC, the Class B-3 Bonds, the Redemption Rights, the Available Surplus or the Class Action Lawsuit, (ii) furnish Highland and its Representatives with copies of all such Contracts, books and records and other documents and data as Highland may reasonably request, (iii) furnish Highland and its Representatives with such additional financial and other relevant data and information that relate to the IHC Stock, IHC, the Class B-3 Bonds, the Redemption Rights, the Available Surplus or the Class Action Lawsuit as Highland may reasonably request and (iv) to the extent reasonably requested by Highland, otherwise cooperate and assist with Highland's investigation of the IHC Stock, IHC, the Class B-3 Bonds, the Redemption Rights, the Available Surplus and the Class Action

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Lawsuit. Notwithstanding anything in this Section 10.1 to the contrary, Highland shall not be given access to information if such access by Highland would jeopardize Dynex's attorney-client privilege in connection with the Class Action Lawsuit.
Section 10.2 Required Approvals. As soon as practicable after the date of this Agreement, each Dynex Company will, and Dynex will cause IHC to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, each Dynex Company will, and Dynex will cause IHC to, (i) cooperate with Highland and its Representatives in all reasonable respects with respect to all filings that Highland elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (ii) cooperate in all reasonable respects with Highland and its Representatives in obtaining all Consents required in connection with this Agreement or the Contemplated Transactions.
Section 10.3 No Adverse Actions; No Amendments. Between the date of this Agreement and the Closing Date, no Dynex Company will, and Dynex will cause IHC not to, without the prior consent of Highland, (i) take any action that could reasonably be expected to prevent, delay or otherwise interfere with the Contemplated Transactions, (ii) take any action that could reasonably be expected to have a Material adverse affect on the value of the IHC Stock, IHC, the Class B-3 Bonds, the Redemption Rights or the Available Surplus or (iii) amend any of the Class B-3 Bond Documents, the Redemption Rights Documents or the Available Surplus Documents in any Material respect.
Section 10.4 Notification. Between the date of this Agreement and the Closing Date, each Dynex Company will promptly notify Highland in writing if such Dynex Company (and Dynex will promptly notify Highland in writing if IHC becomes aware) of (i) any fact or condition that causes or constitutes a Material breach of any representation or warranty made by any Dynex Company in this Agreement, (ii) the occurrence after the date of this Agreement of any fact or condition that would have caused or constituted a Material breach of any such representation or warranty had such representation or warranty been made as of the time of the occurrence or discovery of such fact or condition or (iii) the occurrence of any event that could reasonably be expected to make satisfaction of the conditions in Article Twelve impossible or unlikely.
Section 10.5 No Negotiation. Between the date of this Agreement and the Closing Date, no Dynex Company will, and each Dynex Company will cause its Representatives (and Dynex will cause IHC and its Representatives) not to, directly or indirectly (i) solicit, encourage or entertain any inquiries or proposals with respect to a sale of the IHC Stock, IHC, the Class B-3 Bonds, the Redemption Rights or the Available Surplus or (ii) discuss or negotiate a sale of the IHC Stock, IHC, the Class B-3 Bonds, the Redemption Rights or the Available Surplus with any Person other than Highland and its Representatives. Dynex will notify Highland of any such inquiry or proposal within twenty-four (24) hours after any Dynex Company or IHC receives such inquiry or proposal.

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Section 10.6 Commercially Reasonable Efforts. Between the date of this Agreement and the Closing Date, each Dynex Company will use commercially reasonable efforts to cause the conditions in Article Twelve to be satisfied.

Section 10.7 Financial Statements. After the Closing Date, Dynex will render such assistance as may be reasonably requested by Highland to enable Highland to obtain, at its expense, audited financial statements for IHC as of and for the years ended December 31, 2003 and December 31, 2004. Dynex will allow Highland and its Representatives to review the books and records of the Dynex Companies to the extent reasonably necessary to prepare such financial statements.

Section 10.8 No Adverse Actions. After the Closing Date, no Dynex Company will take any action that could reasonably be expected to have a Material adverse effect on the Class B-3 Bonds, the Redemption Rights or the Available Surplus. MERIT will exercise in full any rights it may have (it being understood that MERIT may have limited rights or no such rights) under the Series 11 Supplement and the Series 12-1 Supplement to withdraw or otherwise receive the Available Surplus and will promptly distribute all Available Surplus that it withdraws or otherwise receives to IH Capital. Notwithstanding anything in this Section 10.8 to the contrary, Dynex shall be under no obligation to take any action or refrain from taking any action that it determines (based upon opinion of counsel) would constitute a breach of its obligations under the Base Indenture, the Series 11 Supplement or the Series 12-1 Supplement.

ARTICLE ELEVEN
COVENANTS OF HIGHLAND
Section 11.1 Required Approvals. As soon as practicable after the date of this Agreement, Highland will make or cause to be made all filings required by Legal Requirements to be made by it or IHC (Post-Sale) in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Highland will (i) cooperate with each Dynex Company (and its Representatives) with respect to all filings that such Dynex Company elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (ii) cooperate with each Dynex Company (and its Representatives) in obtaining all Consents required in connection with this Agreement or the Contemplated Transactions.
Section 11.2 Commercially Reasonable Efforts. Between the date of this Agreement and the Closing Date, Highland will use commercially reasonable efforts to cause the conditions in Article Thirteen to be satisfied.
Section 11.3 No Further Rights. The parties intend that IHC will not contain any assets when transferred to Highland other than the books and records relating to the Financial Statements. If it should be determined at any time after the Closing Date that any other assets were owned by IHC and inadvertently conveyed to Highland on the Closing Date,

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Highland hereby covenants and agrees to promptly transfer such other assets to Dynex upon discovery or notice of the existence of such other assets.

ARTICLE TWELVE
CONDITIONS PRECEDENT TO
HIGHLAND'S OBLIGATION TO CLOSE

The obligation of Highland to take (or to cause IHC Post-Sale to take) the actions required to be taken by Highland (or IHC Post-Sale) at the First Closing, the Second Closing and the Third Closing are subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Highland in whole or in part):
Section 12.1 Accuracy Of Representations. Each of each Dynex Company's representations and warranties in this Agreement must have been accurate in all Material respects as of the date of this Agreement and must be accurate in all Material respects as of the Closing Date as if made on the Closing Date.
Section 12.2 Performance Of Covenants. Each Dynex Company must have performed and complied with, in each case in all Material respects, each of the covenants and obligations that it is required to perform or to comply with on or before the Closing Date pursuant to this Agreement.
Section 12.3 Required Consents. Each of the notices and Consents identified on Schedule 6.4 or Schedule 7.4 must have been given or obtained and must be in full force and effect.

Section 12.4 Additional Documents. Dynex must have delivered or caused to be delivered to Highland each of the following documents:
(i) an opinion of Williams Mullen, counsel to each Dynex Company and IHC, dated the Closing Date, in the form of Exhibit 12.4;

(ii) the articles of incorporation of IHC, certified as of a date not earlier than the third Business Day prior to the First Closing by the Virginia State Corporation Commission;

(iii) a good standing certificate for IHC issued by the Virginia State Corporation Commission, dated as of a date not earlier than the third Business Day prior to the First Closing; and

(iv) all such other documents as Highland may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of any Dynex Company, (ii) evidencing the performance by any Dynex Company of, or the compliance by any Dynex Company with, any covenant or obligation required to be performed or

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complied with by such Dynex Company, (iii) evidencing the satisfaction of any condition referred to in this Article Twelve or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.
Section 12.5 No Proceedings. There must not have been commenced or threatened against Highland or any Affiliate of Highland, in each case after the date of this Agreement, any Proceeding (i) that seeks damages or other relief in connection with any of the Contemplated Transactions or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.
Section 12.6 No Claims. There must not have been made or threatened by any Person any claim that such Person (i) is the record or beneficial owner of, has the right to acquire or to obtain beneficial ownership of or has any other interest in the IHC Stock or any other equity securities of IHC, (ii) is entitled to all or any portion of the IHC Stock Purchase Price, (iii) is the owner of, has the right to acquire or has any other interest in the Class B-3 Bonds or the Redemption Rights or (iv) is entitled to all or any portion of the Class B-3 Bonds Purchase Price or the Redemption Rights Purchase Price.

ARTICLE THIRTEEN
CONDITIONS PRECEDENT TO
EACH DYNEX COMPANY'S OBLIGATION TO CLOSE

The obligation of each Dynex Company to take (or to cause IHC to take) the actions required to be taken by such Dynex Company (or IHC) at the First Closing, the Second
Closing and the Third Closing are subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by such Dynex Company in whole or in part):
Section 13.1 Accuracy Of Representations. Each of Highland's representations and warranties in this Agreement must have been accurate in all Material respects as of the date of this Agreement and must be accurate in all Material respects as of the Closing Date as if made on the Closing Date.
Section 13.2 Performance Of Covenants. Highland must have performed and complied with, in each case in all Material respects, each of the covenants and obligations that it is required to perform or to comply with on or before the Closing Date pursuant to this Agreement.
Section 13.3 Required Consents. Each of the notices and Consents identified on Schedule 6.4 or Schedule 7.4 must have been given or obtained and must be in full force and effect.

Section 13.4 Additional Documents. Highland must have delivered or caused to have been delivered to Dynex all such documents as any Dynex Company may reasonably

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request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 12.4, (ii) evidencing the accuracy of any representation or warranty of Highland, (iii) evidencing the performance by Highland of, or the compliance by Highland with, any covenant or obligation required to be performed or complied with by Highland, (iv) evidencing the satisfaction of any condition referred to in this Article Thirteen or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.
Section 13.5 No Proceedings. There must not have been commenced or threatened against any Dynex Company or any Affiliate of any Dynex Company, in each case after the date of this Agreement, any Proceeding (i) that seeks damages or other relief in connection with any of the Contemplated Transactions or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

ARTICLE FOURTEEN
INDEMNIFICATION; REMEDIES
Section 14.1 Survival; Knowledge. All representations, warranties, covenants and obligations in this Agreement or in any certificate or document delivered pursuant to this Agreement will survive the First Closing, the Second Closing and the Third Closing; provided, however, that such representations and warranties (other than the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.12, 6.1, 6.2, 6.7, 7.1, 7.2, 7.7, 7.8, 7.9, 7.10, 7.11, 8.1 and 8.2) shall expire on the second anniversary of the Closing Date. The right to indemnification, reimbursement or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of any such representation or warranty or the performance of or compliance with and such covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty or on the performance of or compliance with any covenant or obligation will not affect the right to indemnification, reimbursement or other remedy based on such representations, warranties, covenants and obligations.
Section 14.2 Indemnification And Reimbursement By Each Dynex Company. Each Dynex Company, jointly and severally, will indemnify and hold harmless Highland and IHC (Post-Sale), and their respective Representatives and Affiliates, (collectively, the "Highland Indemnified Persons") from and against, and will reimburse the Highland Indemnified Persons for, any loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees but excluding exemplary, special, incidental or consequential damages), whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with (i) any breach of any representation or warranty made by any Dynex Company in this Agreement or in any certificate or document delivered by such Dynex Company pursuant to this Agreement, (ii) any breach by any Dynex Company of any covenant or obligation of such Dynex Company in this Agreement, (iii) the Class Action Lawsuit, (iv) any

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claim by any Person for brokerage or finder's fees, agents' commissions or other similar payments based upon any agreement or understanding alleged to have been made by such Person with any Dynex Company (or its Representatives) in connection with any of the Contemplated Transactions, (v) any claim by any Person or Governmental Body relating to the operation of IHC before the Closing Date (including any Proceeding that arises after the Closing Date and that relates to the operation of IHC before the Closing Date) or (vi) any claim by any Person or Governmental Body relating to the failure to obtain the Trustee's consent or agreement to the transactions described in clause (iv) or (v) of Section 2.4 or to the sale of the IHC Stock to Highland pursuant to this Agreement. Notwithstanding anything herein to the contrary, the maximum amount of the aggregate liability of the Dynex Companies for any indemnification obligations under this Article Fourteen arising from or in connection with any breach of any representation or warranty shall be (i) in the case of the IHC Stock or IHC, $[*], (ii) in the case of the Redemption Rights, the Redemption Rights Purchase Price, (iii) in the case of the Class B-3 Bonds, the Class B-3 Bonds Purchase Price, and (iv) in the case of the Derivative Transaction, $[*]; provided, however, that the maximum amount of the aggregate liability of the Dynex Companies for any indemnification obligations under this Article Fourteen arising from or in connection with any breach of any representation or warranty shall be $[*]. The remedies provided in this Section 14.2 will, except with respect to Damages arising as a result of the fraud or willful misconduct of any Dynex Indemnified Person, be the exclusive remedy available to the Highland Indemnified Persons.
Section 14.3 Indemnification And Reimbursement By Highland. Highland will indemnify and hold harmless each Dynex Company and its Representatives and Affiliates (collectively, the "Dynex Indemnified Persons") from and against, and will reimburse the Dynex Indemnified Persons for, any Damages arising from or in connection with (i) any breach of any representation or warranty made by Highland in this Agreement or in any certificate or document delivered by Highland pursuant to this Agreement, (ii) any breach by Highland of any covenant or obligation of Highland in this Agreement, (iii) any claim by any Person for brokerage or finder's fees, agents' commissions or other similar payments based upon any agreement or understanding alleged to have been made by such Person with Highland or its Representatives in connection with any of the Contemplated Transactions or (iv) any claim by any Person or Governmental Body relating to the operation of IHC (Post-Sale) (it being understood that this clause (iv) shall not include the Class Action Lawsuit or any other Proceeding that arises after the Closing Date and that relates to the operation of IHC before the Closing Date). Notwithstanding anything herein to the contrary, the maximum amount of the aggregate liability of Highland for any indemnification obligations under this Article Fourteen arising from or in connection with any breach of any representation or warranty shall be $[*]. The remedies provided in this Section 14.3 will, except with respect to Damages arising as a result of the fraud or willful misconduct of any Highland Indemnified Person, be the exclusive remedy available to the Dynex Indemnified Persons.
Section 14.4 Indemnification Procedure-Third Party Claims.
(a) Promptly after receipt by a Person entitled to indemnification under this Article Fourteen (an "Indemnified Person") of notice of the assertion of any Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under

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this Article Fourteen (an "Indemnifying Person") of the assertion of such Third-Party Claim; provided, however, that the failure to notify the Indemnifying Person of the assertion of any Third-Party Claim will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such action is prejudiced by the Indemnifying Person's failure to give such notice.

(b) If an Indemnified Person gives notice to an Indemnifying Person pursuant to Section 14.4(a) of the assertion of a Third-Party Claim:

(i) the Indemnifying Person will be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (A) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (B) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and to provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person;

(ii) after notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article Fourteen for any attorneys' fees or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation;
(iii) if the Indemnifying Person assumes the defense of a Third-Party Claim, (A) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification pursuant to this Article Fourteen and (B) no compromise or settlement of such claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (1) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, (2) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person and (3) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its Consent; and

(iv) if notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

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(c) Notwithstanding the provisions of Section 14.4(b), if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of a Third-Party Claim so defended or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

(d) Notwithstanding the provisions of Section 16.10, each Dynex Company hereby consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Highland Indemnified Person for purposes of any claim that a Highland Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and hereby agree that process may be served on any Dynex Company with respect to such a claim anywhere in the world.

(e) With respect to any Third-Party Claim subject to indemnification under this Article Fourteen, (i) the parties will keep each other fully informed as to the status of such Third-Party Claim and any related Proceedings at all stages thereof where any such party is not represented by its own counsel and (ii) the parties (each at its own expense) will render to each other such assistance as may be reasonably requested and will cooperate in good faith with each other to ensure the proper and adequate defense of such Third-Party Claim.

(f) With respect to any Third-Party Claim subject to indemnification under this Article Fourteen, the parties will cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. Each party agrees that (i) it will use commercially reasonable efforts, in connection with any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure) and (ii) all communications among the parties and counsel responsible for or participating in the defense of any Third-Party Claim will, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.
Section 14.5 Indemnification Procedure-Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought.

ARTICLE FIFTEEN
TERMINATION
Section 15.1 Termination Events. This Agreement may be terminated by notice given before the Closing Date as follows:

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(i) by mutual consent of Highland, on the one hand, and each Dynex Company, on the other hand;

(ii) by Highland if (A) any Dynex Company has breached any provision of this Agreement in any Material respect and such breach has not been waived by Highland, (B) any condition set forth in Article Twelve has not been satisfied as of the Closing Date or if satisfaction of any such condition is or becomes impossible (other than through the failure of Highland to comply with its obligations under this Agreement) and Highland has not waived such condition on or before the Closing Date or (C) the First Closing has not occurred on or before May 13, 2005 (or such later date to which the parties may agree), unless Highland is in Material breach of this Agreement; and

(iii) by any Dynex Company if (A) Highland has breached any provision of this Agreement in any Material respect and such breach has not been waived by each Dynex Company, (B) any condition set forth in Article Thirteen has not been satisfied as of the Closing Date or if satisfaction of any such condition is or becomes impossible (other than through the failure of any Dynex Company to comply with its obligations under this Agreement) and any Dynex Company has not waived such condition on or before the Closing Date or (C) the First Closing has not occurred on or before May 13, 2005 (or such later date to which the parties may agree), unless any Dynex Company is in Material breach of this Agreement.
Section 15.2 Effect of Termination. Each party's right of termination under Section 15.1 is in addition to any other rights such party may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 15.1, all further obligations of the parties under this Agreement will terminate; provided, however, that the obligations of the parties under Section
16.1 will survive such termination; and, provided further, that if this Agreement is terminated by a party because of a breach of this Agreement by another party or because one or more conditions to the terminating party's obligations under this Agreement are not satisfied as a result of another party's failure to comply with its obligations under this Agreement, the terminating party's rights to pursue all legal remedies will survive such termination unimpaired.

ARTICLE SIXTEEN
MISCELLANEOUS PROVISIONS
Section 16.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives. Dynex will cause IHC not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses

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will be subject to any rights of such party arising from a breach of this Agreement by the other party.
Section 16.2 Confidentiality. Between the date of this Agreement and the Closing Date, the parties will maintain in confidence, and Dynex will cause IHC to maintain in confidence, any written, oral or other information obtained in confidence in connection with this Agreement or the Contemplated Transactions, unless (i) such information was already known to the disclosing party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings (and the necessity of such use shall be supported by an opinion of counsel). If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other parties may reasonably request.
Section 16.3 Notices.

(a) All notices, consents, waivers and other communications hereunder must be in writing and either (i) delivered personally, (ii) sent by facsimile transmission (with written confirmation of a successful transmission), (iii) mailed by prepaid first class registered or certified mail, return receipt requested or (iv) delivered by a nationally recognized prepaid overnight courier service (return receipt requested), in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as any party may designate by notice to the other parties):

Dynex:  Dynex Capital, Inc.
4551 Cox Road, Suite 300
Glen Allen, Virginia 23060
Attention: Steven J. Benedetti
Facsimile No: (804) 217-5860

with a copy (which shall not constitute notice) to:

R. Brian Ball, Esquire
Williams Mullen
1021 East Cary Street
Richmond, Virginia 23219
Facsimile No: (804) 783-6507

Highland: Highland Undertakings, LLC

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c/o The Kleinfeld Law Firm, LLP
SunTrust International Center, Suite 1940
One Southeast Third Avenue
Miami, Florida 33131
Attention: Carl H. Linder
Facsimile No: (350) 358-6541

with a copy (which shall not constitute notice) to:

David E. Melson, Esquire
McGuireWoods LLP
901 East Cary Street
Richmond, Virginia 23219
Facsimile No: (804) 698-2118

(b) All such notices, consents, waivers and other communications will (i) if delivered personally in the manner and to the address provided in this Section 16.3, be deemed given upon delivery, (ii) if delivered by facsimile transmission in the manner and to the facsimile number provided in this Section 16.3, be deemed given on the earlier of receipt and the first Business Day after transmission, (iii) if delivered by mail in the manner and to the address provided in this Section 16.3, be deemed given on the earlier of receipt and the fourth Business Day following mailing, and (iv) if delivered by overnight courier in the manner and to the address provided in this Section 16.3, be deemed given on the earlier of receipt and the first Business Day following the date sent by such overnight courier.
Section 16.4 Legal Fees. If a legal proceeding is brought by one party against the other party based on this Agreement, after all appeals the prevailing party shall be entitled to its reasonable attorney and paralegal fees and costs from the non-prevailing party.
Section 16.5 Entire Agreement; Modifications. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter (including any letter of intent or confidentiality agreement) and constitutes (along with the exhibits, schedules and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except by a written agreement executed by the party to be charged with such amendment or other modification.
Section 16.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would require the application of any other law.
Section 16.7 Assignment; Successors; No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to

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the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties and their successors and assigns.
Section 16.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part will remain in full force and effect to the extent not held invalid or unenforceable.
Section 16.9 No Waiver. The rights and remedies of the parties are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise by any party of any right, power or privilege under this Agreement will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.
Section 16.10 Jurisdiction; Service Of Process. Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the Commonwealth of Virginia or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Virginia, and each party irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of any such Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that any or all of them may file a copy of this Section 16.10 with any court as written evidence of the knowing, voluntary and bargained agreement among the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this Section 16.10 may be served on any party anywhere in the world.
Section 16.11 Further Assurances. The parties agree to furnish upon request to each other such further information, to execute and deliver to each other such other documents and to take such other actions as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement.
Section 16.12 Counterparts. This Agreement may be executed in one or more counterpart copies, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Any signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

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IN WITNESS WHEREOF, Highland and each Dynex Company have executed this Agreement as of the date first written above.

HIGHLAND UNDERTAKINGS, LLC,
a Nevis limited liability company by and through its manager, GMT MANAGERS, LLC, a Nevis limited liability company

By:______________________________
Sarah Petre-Mears
Co-Manager

By:______________________________
Edward Petre-Mears
Co-Manager

[SIGNATURES CONTINUED ON NEXT PAGE]

DYNEX CAPITAL, INC.

By:______________________________
Name:
Title:

MSC I, L.P.,
a Virginia limited partnership by and through its General Partner, DYNEX CAPITAL, INC.

By:______________________________
Name:
Title:

MERIT SECURITIES CORPORATION

By:______________________________
Name:
Title:

ISSUED HOLDINGS CAPITAL CORPORATION

By:______________________________
Name:
Title: